LNR

Partners, LLC(logo)

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2016 and ending on December 31, 2016 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw
President

Dated: February 22, 2017

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 · Fax: (305) 695-5601

LNR

Partners, LLC(logo)

February 22, 2017

To the entities listed on Schedule I hereto

RE: LNR Partners, LLC - SEC Regulation AB Annual Compliance Documents

Ladies and Gentlemen:

Enclosed herewith please find the documents listed below in satisfaction of the annual certification requirements set forth under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto.

●   Annual Compliance Statement in accordance with SEC Regulation AB Item 1123

●   Annual Compliance Assessment in accordance with SEC Regulation AB Item 1122

●   Independent Public Accountants’ Attestation Report

●   Designation of Servicing Officers List

Please feel free to contact me at (305) 695-5191 should you have any questions.

Sincerely,

LNR PARTNERS, LLC

/s/ Elena Arocha
Elena Arocha Compliance Manager

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I

MSBAM 2014-C16

Morgan Stanley Bank of America Merrill Lynch Trust 2014-C16, Commercial Mortgage Pass-Through Certificates, Series 2014-C16

Morgan Stanley Capital I Inc.

1221 Avenue of the Americas

New York NY 10020

James Y. Lee

Morgan Stanley Capital I Inc.

1585 Broadway

New York NY 10020

Attention: Jane Lam

Situs Holdings , LLC

4665 Southwest Freeway

Houston TX 77027

Pete Larsen

Situs Holdings , LLC

2 Embarcadero, Suite 1300

San Francisco CA 94111

Stacey Ciarlanti

U.S. Bank National Association

US Bank Corporate Trust Services

190 S, LaSalle St. MK IL SL7

Chicago IL 60603

Deanna Degnan

U.S. Bank, National Association

190 S. LaSalle Street, 7th Floor

Mail Station: MK-IL-SL7C

Chicago IL 60603

Deanna Degnan